Exhibit 23.2



Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 20, 1997, on our audit of the financial statements of Minera Andes, Inc. as of December 31, 1996 for the year then ended. We also consent to the reference to our firm under the caption "Experts."


                                       /s/ MACKAY & PARTNERS
                                       Chartered Accountants


Vancouver, British Columbia, Canada
May 3, 1999